Exhibit 1.2

Execution Version

THE ALLSTATE CORPORATION

10,000,000 Depositary Shares

Each Representing a 1/1,000th

Interest in a Share of

Fixed Rate Noncumulative Perpetual Preferred Stock, Series A

UNDERWRITING AGREEMENT

New York, New York
June 5, 2013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

c/o                               Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

As Representatives of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

The Allstate Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 10,000,000 shares (the “Firm Shares”) of its depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of its Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $25,000 per share (the “Preferred Stock”) and, at the election of the Representatives, up to an additional 1,500,000 shares (the “Optional Shares”) of Depositary Shares. The Firm Shares and the Optional Shares are referred to herein, collectively, as the “Shares”. The shares of Preferred Stock represented by the Shares (the “Preferred Shares”), when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Wells Fargo Bank, N.A. (the “Depositary”) under a deposit agreement, to be dated June 12, 2013 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-181059) under the Act, which has become effective, for the registration under the Act of the Shares and the Preferred Shares (such registration statement, including the exhibits thereto, as amended at the date of this Agreement and including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A or Rule

430B under the Act, is hereinafter called the “Registration Statement”).  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements relating to the Shares and the Preferred Shares and the plan of distribution thereof to the form of prospectus included in the Registration Statement; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”; and such Basic Prospectus, as so supplemented by the prospectus supplement or supplements relating to the Shares and the Preferred Shares in the form provided to the Underwriters by the Company and first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter called the “Final Prospectus.” Any preliminary form or forms of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” For purposes of this Agreement, “free writing prospectus” means a free writing prospectus as such term is defined in Rule 405 under the Act relating to the Shares and the Preferred Shares.  “Time of Sale Prospectus” means the Preliminary Final Prospectus, as amended or supplemented, and the final term sheet or sheets relating to the Shares and the Preferred Shares set forth in Schedule III (the “Final Term Sheet”), considered together, as of 1:30 p.m., Eastern Time, on June 5, 2013 (the “Applicable Time”).  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, or any free writing prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                                                                 (i)                                     As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when, prior to the Time of Delivery (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission, and at each Time of Delivery, (A) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, (B) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Final Prospectus, as amended or supplemented as of such time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, in the case of each of (A), (B), and (C), the Company makes no representations or warranties as to (x) the parts of the Registration Statement which constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee under any series of the Company’s outstanding debt securities; (y) the information contained in or omitted from the Registration Statement, the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (z) any statement which does not constitute part of the Registration Statement, the Final Prospectus or any amendment or supplement thereto pursuant to Rule 412(c) under the Act.

(ii)                                  As of the Applicable Time, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act.

(iii)                               The information included in each “issuer free writing prospectus” within the meaning of Rule 433(h) under the Act relating to the Shares and the Preferred Shares (each, an “Issuer Free Writing Prospectus”), other than the Final Term Sheet, including those identified in Schedule IV hereto, as of its date, did not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, as of such date.  Each Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from such Issuer Free Writing Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act.

(c)                                  Each document incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, at the time they were, or hereafter are, filed with the Commission, complied or will comply and, at any time when a prospectus relating to the Shares and the Preferred Shares is required to be delivered under the Act in connection with sales by any Underwriter or dealer, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

(d)                                 The Company has been since the time of the initial filing of the Registration Statement, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 under the Act), in each case at all times relevant under the Act in connection with the offering of the Shares.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Except for the Issuer Free Writing Prospectuses, if any, identified in Schedules III and IV hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any free writing prospectus.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)                                   Each subsidiary of the Company listed in Schedule V hereto (each, a “Principal Subsidiary”) has been duly incorporated, is validly existing as an insurance company or a corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Principal Subsidiaries are currently the only operating insurance companies that are “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Act.

(g)                                  All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Company or another Principal Subsidiary, as the case may be, free and clear of any security interest, claim, lien or encumbrance.

(h)                                 Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Time of Sale Prospectus and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, registrations or qualifications does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and none of the Company or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any Principal Subsidiary in any case where it could be reasonably expected that (x) the Company or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(i)                                     Each Principal Subsidiary is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(j)                                    Other than as set forth in the Time of Sale Prospectus and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Final Prospectus and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other entity; the outstanding capital stock of the Company conforms to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus.

(m)                             The Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company and the Depositary, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; such Deposit Agreement will conform to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus.

(n)                                 The Preferred Shares and the Shares have been duly authorized by the Company and, when the Preferred Shares and the Shares are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Preferred Shares deposited with the Depositary pursuant to the Deposit Agreement will be duly and validly issued and fully paid and nonassessable; upon such deposit of the Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts in accordance with the Deposit Agreement, the Shares will entitle the holder thereof to the benefits provided in the Deposit Agreement and the Depositary Receipts; the issuance of the Shares and the Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or other entity; the Certificate of Designations has been duly authorized by the Company and, prior to the First Time of Delivery (as defined herein), will have been duly filed with the Secretary of State of the State of Delaware; the form of certificate representing the Preferred Stock and the Shares each complies with the requirements of Delaware law, the Restated Certificate of Incorporation, the Amended and Restated Bylaws and the rules of the New York Stock Exchange (the “NYSE”); the Shares and the Preferred Shares will conform to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(o)                                 The issuance of the Preferred Shares, the issuance and sale of the Shares and compliance by the Company with all of the provisions of the Preferred Shares, the

Shares, the Deposit Agreement and this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any Principal Subsidiary is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its Principal Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the organizational documents of any of its Principal Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, in each case, other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and no authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance of the Preferred Shares or the issuance and sale of the Shares, except such authorizations, approvals, orders, consents, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, in each case other than such authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)                                 Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there has not been any material increase in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet incorporated by reference in the Time of Sale Prospectus and the Final Prospectus) or any material increase in the consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Final Prospectus.

(q)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Final Prospectus, will not be an “investment company” or an entity

“controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(r)                                    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; in each case, within the meaning of and to the extent required by Section 13(b)(2)(B) of the Exchange Act; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)                                   Except as disclosed in the Time of Sale Prospectus and the Final Prospectus, during the fiscal quarter ended March 31, 2013, there were no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)                                    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in providing reasonable assurance that material information required to be disclosed in its reports filed with or submitted to the Commission under the Exchange Act is made known to management, including the Company’s principal executive officer and the Company’s principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.

(a)                                 The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price of $24.75 per Share for 80,000 Shares sold to institutional investors and $24.2125 per Share for 9,920,000 Shares sold to other investors, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto, subject to such adjustments as Merrill Lynch, Pierce, Fenner & Smith

Incorporated (“Merrill Lynch”) in its sole discretion shall make, or cause to be made, to eliminate any sales or purchases of fractional shares.

(b)                                 In addition, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 Optional Shares for the purpose of covering overallotments, at the purchase prices listed in the above paragraph, less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted may be exercised for 30 calendar days after the date hereof and may be exercised in whole or in part at any time and from time to time upon notice by the Representatives to the Company setting forth the number of Optional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Shares. Any such time and date of delivery shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the First Time of Delivery (as defined herein). If the option is exercised as to all or any portion of the Optional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Optional Shares then being purchased which the number of Firm Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Firm Shares, subject to such adjustments as Merrill Lynch in its sole discretion shall make, or cause to be made, to eliminate any sales or purchases of fractional shares.

3.                                      Payment and Delivery of the Shares.  Delivery of and payment for the Shares shall be made, with respect to the Firm Shares, at 10:00 a.m., New York City time, on June 12, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof, and, with respect to the Optional Shares, at 10:00 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Time of Sale Prospectus and the Final Prospectus.

5.                                      Company Covenants.  The Company agrees with each of the Underwriters of the Shares:

(a)                                 (i)                                     To prepare the Final Prospectus as amended and supplemented in relation to the Shares and the Preferred Shares in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus as amended or supplemented after the date hereof and prior to the Time of Delivery for the Shares unless the Representatives shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of (I) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Time of Sale Prospectus or the Final Prospectus has been filed with the Commission, (II) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, (III) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (IV) any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Time of Sale Prospectus or the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

(b)                                 To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus without your consent;

(c)                                  Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder;

(d)                                 If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers, to furnish the Underwriters with copies of the Time of Sale Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and if at such time any event shall have occurred as a result of which the Time of Sale Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Time of Sale Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Time of Sale Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Time of Sale Prospectus or a supplement to the Time of Sale Prospectus which will correct such statement or omission or effect such compliance;

(e)                                  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares and the Preferred Shares for offering and sale under the securities and insurance securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject to such taxation;

(f)                                   To furnish the Underwriters with copies of the Final Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Act), and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance;

(g)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder;

(h)                                 During a period of 30 days from the date of this Agreement, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares and the Preferred Shares, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided, however, that the foregoing sentence shall not apply to the Shares to be sold hereunder;

(i)                                     Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(j)                                    To use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus under the caption “Use of Proceeds”; and

(k)                                 To use its best efforts to effect the listing of the Shares on the NYSE within 30 days of the First Time of Delivery for the Shares.

6.                                      Fees and Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and the Preferred Shares under the Act and all other expenses incurred in connection with the preparation, printing and filing of the Registration Statement, Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus and any free writing prospectus prepared by or on behalf of, used by or referred to by the Company, and amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey and any Legal Investment Memoranda in connection with the offering, purchase, sale and delivery of the Shares and the Preferred Shares; (iii) all reasonable expenses in connection with the qualification of the Shares and the Preferred Shares for offering and sale under state securities and insurance securities laws as provided in Section 5(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) any fees charged by securities rating services for rating the Shares; (vi) the cost of preparing and filing the Certificate of Designations with the Secretary of State of the State of Delaware and the cost of preparing the Shares, the Preferred Shares and Depositary Receipts, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (vii) the fees and expenses of any transfer agent or registrar; (viii) the fees and expenses of the Depositary and the fees and disbursements of counsel for the Depositary; (ix) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Stock and all expenses and application fees related to the listing of the Shares on the NYSE; (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this Section.  It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.                                      Conditions to Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Firm Shares at the First Time of Delivery, and, with respect to the Optional Shares, any Second Time of Delivery, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the execution of this Agreement and as of such Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus as amended or supplemented in relation to the Shares and the Preferred Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)                                 Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to you their written opinion, dated the applicable Time of Delivery for the Shares, in form and substance reasonably satisfactory to you, to the effect set forth in Schedule VI hereto.

(c)                                  Mary J. McGinn, Deputy General Counsel of the Company, shall have furnished to you her written opinion, dated the applicable Time of Delivery for the Shares, in form and substance reasonably satisfactory to you, to the effect set forth in Schedule VII hereto.

(d)                                 The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the applicable Time of Delivery and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Time of Sale Prospectus or the Final Prospectus as amended and supplemented and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for this purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel, Treasurer, or Controller of the Company, dated the applicable Time of Delivery, to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Final Prospectus and amendments and supplements thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the applicable Time of Delivery with the same effect as if made on the applicable Time of Delivery and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Time of Delivery;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the Time of Sale Prospectus or the Final Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Final Prospectus, and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder which, upon filing, would be deemed to be incorporated by reference in the Time of Sale Prospectus or the Final Prospectus which has not been so filed.

(f)                                   On the date hereof, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date hereof, to the effect set forth in Schedule VIII hereto.  As of the applicable Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated as of the applicable Time of Delivery, reaffirming, as of such date, all of the statements set forth in Schedule VIII hereto and otherwise in form and substance satisfactory to the Representatives.

(g)                                  Subsequent to the effective date of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any of Moody’s Investors Service or Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)                                 The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

(i)                                     The Representatives shall have received from the Depositary a copy of the certificate evidencing the deposit of the Preferred Shares delivered at the applicable Time of Delivery.

(j)                                    Prior to or at the applicable Time of Delivery, the Company shall have furnished or shall furnish to the Representatives such additional certificates of officers of the Company as to such other matters as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Time of Delivery by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Mayer Brown LLP, counsel to the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, at the applicable Time of Delivery.

8.             Reimbursement of Underwriters’ Expenses.  If the sale of the Shares provided herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than Section 7(d)) hereof is not satisfied, because of any termination pursuant to Section 12(i) hereof or because of any refusal, inability or failure by the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

9.             Covenants of the Underwriters; Offering Restrictions.

(a)           Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than (x) the Final Term Sheet and (y) one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of Shares and that would not constitute an Issuer Free Writing Prospectus, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.  The Underwriters acknowledge and agree that, except for information consistent in all material respects with the Final Term Sheet and except as may be set forth in Schedule III or IV, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h) under the Act) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

(b)           Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Shares, in or from any jurisdiction, including those jurisdictions set forth on Schedule IX, except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof.

10.          Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter, within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, including those set forth on Schedule III or IV hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case arising in connection with this Section 10 to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to participate in and assume the defense of the claim associated with such action; provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the total price at which the applicable Shares underwritten by it and distributed to the public were offered to the public.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

11.          Defaulting Underwriters.  If any one or more Underwriters shall fail at a Time of Delivery to purchase and pay for any of the Shares agreed to be purchased by the Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names on Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares to be purchased at such Time of Delivery, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement (or, with respect to any Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares at such Time of Delivery) will terminate without any liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 11, the related Time of Delivery shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes to the Registration Statement, the Time of Sale Prospectus, and the Final Prospectus (including by means of a free writing prospectus) or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

12.          Termination.  This Agreement is subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s securities shall have been suspended by the Commission, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Time of Sale Prospectus or the Final Prospectus (exclusive of any supplements thereto).

13.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive the delivery of and payment for the Shares.  The provisions of Section 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, facsimile number (212) 901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk — 3rd floor, facsimile number: (212) 834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, facsimile number (212) 507-8999, Attention: Investment Banking Division, with a copy to the Legal Department; UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, facsimile number (203) 719-0495, Attention: Fixed Income Syndicate; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, facsimile number (704) 410-0326, Attention: Transaction Management; with a copy to Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attn: Edward S. Best, Esq.; if sent to the Company, will be mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement, Attention: Secretary; with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attn: John M. Schwolsky, Esq. and Vladimir Nicenko, Esq.

15.          Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agent and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assignee by reason merely of such purchase.

16.          Time; “Business Day”.  As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

17.          Fiduciary Duties.  The Company acknowledges that in connection with the offering of the Shares: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

19.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.          Entire Agreement.  This Agreement, together with the letter from the Underwriters to the Company confirming the written information relating to the Underwriters furnished to the Company by the Underwriters specifically for inclusion in the documents referred to in Section 10(a), represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, the conduct of the offering and the purchase and sale of the Shares.

21.          Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

THE ALLSTATE CORPORATION

By:	/s/ Mario Rizzo
Name:	Mario Rizzo
Title:	Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jim Probert
Name:	Jim Probert
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Thomas Curran
Name:	Thomas Curran
Title:	Managing Director

By:	/s/ Rishi Mathur
Name:	Rishi Mathur
Title:	Associate Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

For themselves and the other Underwriters named in Schedule II to the foregoing Agreement

SCHEDULE I

Representatives

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

UBS Securities LLC
Wells Fargo Securities, LLC

1

SCHEDULE II

Underwriters	Total Number of Firm Shares to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,750,000
J.P. Morgan Securities LLC	1,750,000
Morgan Stanley & Co. LLC	1,750,000
UBS Securities LLC	1,750,000
Wells Fargo Securities, LLC	1,750,000
Goldman, Sachs & Co.	200,000
Citigroup Global Markets Inc.	200,000
Ameriprise Financial Services, Inc.	50,000
BNY Mellon Capital Markets, LLC	50,000
HRC Investment Services, Inc.	50,000
Janney Montgomery Scott LLC	50,000
Oppenheimer & Co. Inc.	50,000
PNC Capital Markets LLC	50,000
Raymond James & Associates, Inc.	50,000
RBC Capital Markets, LLC	50,000
Advisors Asset Management	25,000
B.C. Ziegler and Company	25,000
BB&T Capital Markets, a division of BB&T Securities, LLC	25,000
City Securities Corporation	25,000
C.L. King & Associates, Inc.	25,000
D.A. Davidson & Co.	25,000
Davenport & Company LLC	25,000
Drexel Hamilton, LLC	25,000
J.J.B. Hilliard, W.L. Lyons, LLC	25,000
KeyBanc Capital Markets Inc.	25,000
Loop Capital Markets LLC	25,000
Mesirow Financial, Inc.	25,000
Robert W. Baird & Co. Incorporated	25,000
Southwest Securities, Inc.	25,000
Sterne, Agee & Leach, Inc.	25,000
The Williams Capital Group, L.P.	25,000
Wedbush Securities Inc.	25,000
William Blair & Company, L.L.C.	25,000

Total	10,000,000

1

SCHEDULE III

FINAL TERM SHEET

Relating to

Preliminary Prospectus Supplement dated June 5, 2013 to

Prospectus dated April 30, 2012

THE ALLSTATE CORPORATION

DEPOSITARY SHARES EACH REPRESENTING A 1/1,000TH INTEREST IN A SHARE OF

FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

FINAL TERM SHEET

Dated June 5, 2013

Issuer:	The Allstate Corporation
Security Type:	Depositary shares (the “Depositary Shares”) each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A, of the Issuer (the “Preferred Stock”)
Format:	SEC Registered
Size:	$250,000,000 (10,000,000 Depositary Shares)
Over-allotment Option:	$37,500,000 (1,500,000 Depositary Shares)
Liquidation Preference:	$25,000 per share of Preferred Stock (equivalent of $25 per Depositary Share)
Term:	Perpetual
Dividend Rate (Noncumulative):	5.625% per annum, only when, as and if declared
Dividend Payment Dates:	Quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2013
Trade Date:	June 5, 2013
Settlement Date:	June 12, 2013 (T+5)
Optional Redemption:

The Issuer may, at its option, redeem the shares of Preferred Stock (i) in whole but not in part at any time prior to June 15, 2018, within 90 days after the occurrence of a “rating agency event” at a redemption price equal to $25,000 per share, or if greater, the present values of (A) $25,000 per share of Preferred Stock and (B) all undeclared dividends for the dividend periods from the date of redemption to and including June 15, 2018, in each case, discounted to the date of redemption on a quarterly basis at a discount rate equal to the treasury rate plus 35 basis points, plus, in each case, any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, or (ii) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2018 at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date.

Listing:	Application will be made to list the Depositary Shares on the New

1

York Stock Exchange (the “NYSE”) under the symbol “ALL PR A”. If approved for listing, trading of the Depositary Shares on the NYSE is expected to commence within a 30-day period after the original issuance date of the Depositary Shares.

CUSIP/ISIN of Depositary Shares:	020002408/US0200024083
Public Offering Price:	$25.00 per Depositary Share
Underwriting Discounts and Commissions:	$7,832,000 (without over-allotment option)
Joint Book-Runners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC
Lead Manager:	Goldman, Sachs & Co.
Co-Manager:	Citigroup Global Markets Inc.

The Allstate Corporation has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement and prospectus for this offering in that registration statement, and other documents that The Allstate Corporation has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus by calling or emailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649, UBS Securities LLC at 1-877-827-6444, ext. 561 3884, or Wells Fargo Securities, LLC at 1-800-326-5897.

2

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

1.                                      Press Release, dated May 22, 2013, filed as a free writing prospectus on May 22, 2013.

2.                                      Press Release, dated May 22, 2013, filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed on May 22, 2013.

1

SCHEDULE V

Principal Subsidiaries	Jurisdiction of Incorporation
Allstate Insurance Company	Illinois
Allstate Life Insurance Company	Illinois

1

SCHEDULE VI

Willkie Farr & Gallagher LLP OPINION

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that:

1.                                      Based solely on our review of the Delaware Certificate, the Company is validly existing as a corporation and is in good standing under the General Corporation Law of the State of Delaware, with the requisite corporate power to own or lease, as the case may be, its properties and conduct its business as described in the Disclosure Package and the Final Prospectus;

2.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

3.                                      The Company is not, and after giving effect to the issuance and sale of the Depositary Shares pursuant to the Underwriting Agreement and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company,” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

4.                                      The issuance and sale of the Depositary Shares and the performance by the Company of its obligations under the Underwriting Agreement, the Deposit Agreement or the Depositary Shares and the consummation by the Company of the transactions contemplated therein will not conflict with or result in a breach of any of the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations issued pursuant to any such act;

5.                                      All consents, approvals, authorizations, orders, registrations, and qualifications of or with any Governmental Authority required for the issuance and sale of the Preferred Shares and the Depositary Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement under the Securities Act, the Exchange Act, or the rules and regulations issued pursuant to each such act have been obtained or made;

6.                                      The Preferred Stock and the Depositary Shares have been duly authorized by the Company and, upon the issuance and delivery of and payment for the Depositary Shares pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.  The deposit of the Preferred Shares in accordance with the Deposit Agreement has been duly authorized;

7.                                      Upon deposit of the Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution and delivery by the Depositary of the Deposit Agreement and the Depositary Receipts in accordance with the Deposit Agreement, the Depositary Shares will entitle the holder thereof to the benefits provided in the Deposit Agreement and the Depositary Receipts.  The issuance of the Depositary Shares and the Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or other entity. No holder of Depositary Shares will be subject to personal liability by reason of being such a holder;

8.                                      The execution and delivery by the Company of the Deposit Agreement and the performance by the Company of its obligations thereunder have been duly authorized by the

1

Company; the Company has duly executed and delivered the Deposit Agreement, the Deposit Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity);

9.                                      The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” and under the captions “Description of Capital Stock” and “Description of Depositary Shares,” to the extent not superseded by, or inconsistent with, the statements under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to summarize certain provisions of the Depositary Shares and the Preferred Shares, fairly summarize such provisions in all material respects;

10.                               The discussion set forth in the Disclosure Package and the Prospectus under the caption “Certain Material United States Federal Income Tax Considerations,” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the material United States federal income tax consequences of the acquisition, ownership and disposition of the Depositary Shares;

11.                               The issuance and sale of the Depositary Shares and the performance by the Company of its obligations under the Depositary Shares, the Underwriting Agreement or the Deposit Agreement and the consummation by the Company of the transactions contemplated therein will not result in any violation of the laws of the State of New York, the General Corporation Law of the State of Delaware or any order, rule or regulation of any court, regulatory body, administrative agency or governmental body of the State of Delaware having jurisdiction over the Company under the General Corporation Law of the State of Delaware;

12.                               The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on their face to comply as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to financial information, or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom or from the statements contained in the exhibits to the Registration Statement, including the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended);

13.                               The Registration Statement has become effective under the Securities Act; and

14.                               To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

In addition to the assumptions provided above, insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have also assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such

2

agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the Applicable Laws).

3

Willkie Farr & Gallagher LLP

NEGATIVE ASSURANCE LETTER

On the basis of the foregoing, (i) nothing has come to our attention that has caused us to believe that the Registration Statement, as of the Effective Date, including the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of delivery of this letter, including the documents incorporated by reference therein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to financial information, or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Form T-1”)); and (ii) nothing has come to our attention that has caused us to believe that the Disclosure Package, as of the Applicable Time, including the documents incorporated by reference therein, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to financial information, or accounting data, or statistical data derived therefrom, included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

4

SCHEDULE VII

IN-HOUSE COUNSEL OPINION

1.              Each of AIC and ALIC (together the “Principal Subsidiaries”) has been duly incorporated and is validly existing as an insurance company under the laws of the State of Illinois with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus;

2.              All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Company, free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien, or encumbrance;

3.              Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business, or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business, or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations, or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Time of Sale Prospectus and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, registrations, or qualifications does not have a material adverse effect on the financial condition, business, or properties of the Company and its subsidiaries taken as a whole; and none of the Company or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration, or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any Principal Subsidiary in any case where it could be reasonably expected that (x) the Company or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration, or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration, or qualification or limiting such business would have a material adverse effect on the business, financial position, or results of operations of the Company and its subsidiaries, taken as a whole;

4.              To the best of my knowledge after due inquiry, and other than as set forth in the Time of Sale Prospectus and the Final Prospectus, each Principal Subsidiary is in compliance in all material respects with the requirements of the insurance laws and regulations of its state of domicile and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents, or other information required to be filed thereunder, or is subject to no material liability or disability by reason of the failure to so comply or file;

1

5.              To the best of my knowledge after due inquiry and other than as set forth in the Time of Sale Prospectus and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the financial condition, business, or properties of the Company and its subsidiaries taken as a whole; and, to the best of my knowledge, no such proceedings are threatened;

6.              The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Final Prospectus and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other entity.

7.              The issuance of the Preferred Shares and the issuance and sale of the Shares and the performance by the Company of its obligations under the Preferred Shares, the Shares, the Underwriting Agreement, and the Deposit Agreement and the consummation by the Company of the transactions contemplated therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument relating to the Company or any of its subsidiaries, as such agreements or instruments have been amended; nor will any such action result in any violation of the provisions of the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, the provisions of the articles of incorporation or bylaws of either of its Principal Subsidiaries, or any applicable United States law or statute or any order, rule, or regulation of any United States court or governmental agency or body having jurisdiction over the Company, its subsidiaries, or any of their respective properties, provided, that this opinion is limited to those statutes, laws, rules, and regulations of the United States of America and the State of Illinois, in each case, which, in my opinion, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Deposit Agreement and provided further, that no opinion is expressed with respect to (A) the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations issued pursuant to each such act, any order, rule, or regulation made or established by any insurance official or regulatory authority or the Financial Industry Regulatory Authority, Inc., or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (B) conflicts, breaches, or violations which individually and in the aggregate both would not reasonably be expected to have a material adverse effect on the financial condition, business, or operations of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Shares;

8.              No consent, approval, authorization, order, registration, or qualification of or with any United States court or governmental agency or body is required for the issue of the Preferred Shares and the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Deposit Agreement or the Underwriting Agreement, except that I express no opinion with respect to such consents, approvals, authorizations, orders, registrations, or qualifications (A) as may be required under the Act, the

2

Exchange Act, the rules and regulations issued pursuant to each such act, any order, rule, or regulation made or established by any insurance official or regulatory authority or the Financial Industry Regulatory Authority, Inc., (B) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (C) the absence of which individually or in the aggregate both are not material to the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Shares, or (D) as may be required under foreign laws in connection with the purchase and distribution of the Shares by any international managers; provided, that this opinion is limited to those consents, approvals, authorizations, orders, registrations, and qualifications under laws which, in my experience, are normally applicable to transactions of the type contemplated by the Deposit Agreement and the Underwriting Agreement;

9.              To the best of my knowledge after due inquiry, the Company and its subsidiaries, as applicable, have filed all notices, reports, documents, or other information required to be filed pursuant to, and have obtained all authorizations, approvals, orders, consents, registrations, or qualifications required to be obtained under, and have otherwise complied with all material requirements of, all applicable insurance laws and regulations known to me to be normally applicable to the transactions contemplated by the Deposit Agreement and the Underwriting Agreement in connection with the issuance and sale by the Company of the Shares and, except as have been obtained pursuant to the foregoing clause, no filing, authorization, approval, order, consent, registration, or qualification of or with any insurance regulatory agency having jurisdiction over the Company or any of its subsidiaries or any of their properties known to me to be normally applicable to the transactions contemplated by the Underwriting Agreement or the Deposit Agreement is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Deposit Agreement, except such filings, authorizations, approvals, orders, consents, registrations, or qualifications which (individually or in the aggregate) the failure to make, obtain, or comply with would not reasonably be expected to have a material adverse effect on the financial condition, business, or properties of the Company and its subsidiaries taken as a whole or a material adverse effect on the sale or ownership of the Shares;

10.       To the best of my knowledge after due inquiry, there are no material contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any notes or debt of the Company owned or to be owned by such person or to require the Company to include such securities for registration pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Act;

11.       As Deputy General Counsel of the Company and AIC, I have reviewed the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as amended or supplemented and I or attorneys working under my direction have participated in various discussions with representatives of the Underwriters and of the Company and its accountants at which contents of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus as amended or supplemented were discussed; on the basis of the information that I gained in the course of the activities referred to above and in discussions with attorneys working under my direction and as Deputy General Counsel of the Company and AIC, I confirm that the Registration Statement, as

3

of its effective date, the Time of Sale Prospectus and the Final Prospectus as amended or supplemented (in each case other than with respect to the financial statements, financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, as to which I express no opinion or belief), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and Final Prospectus as amended or supplemented (except as expressly set forth in this opinion), on the basis of the foregoing, nothing has come to my attention during the course of such review that has caused me to believe that, (A) the Registration Statement or any further amendment thereto made by the Company prior to each Time of Delivery (as defined below) (other than the financial statements, financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom or the exhibits to the Registration Statement and other than the information (collectively, the “Excluded Information”) under the captions “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Stock Purchase Contracts and Stock Purchase Units,” “Description of Trust Preferred Securities,” “Description of Preferred Securities Guarantees,” and “Plan of Distribution” in the Basic Prospectus and under the captions “Description of the Depositary Shares,” “Description of the Preferred Stock,” and “Underwriting” contained in the Time of Sale Prospectus and the Final Prospectus as amended or supplemented as to which I express no opinion), as of the date of the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, (B) as of the Applicable Time (which the Underwriters shall have informed me is prior to the time of the first sale of the Shares by the Underwriters), the Time of Sale Prospectus (other than the financial statements, financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom or the exhibits to the Registration Statement and other than the Excluded Information, as to which I express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading or that, (C) as of its date or as of each Time of Delivery, the Final Prospectus as amended or supplemented or any further amendment or supplement (when considered together with the document to which such supplement relates) thereto made by the Company prior to such Time of Delivery (other than the financial statements, the financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom or the exhibits to the Registration Statement and other than the Excluded Information, as to which I express no opinion) contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and I do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Time of Sale Prospectus or the Final Prospectus as amended or supplemented or required to be described in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus as amended or supplemented which are not filed, incorporated by reference, or described as required, in each case, other than with respect to the Excluded Information, as to which I express no opinion; and

4

12.       On the basis of the information that I gained in the course of the review referred to in paragraph (xi) above and as Deputy General Counsel of the Company and AIC (but without passing upon or assuming any responsibility for the accuracy, completeness, or fairness of the statements contained in the documents described below), I confirm that nothing has come to my attention in the course of such review which has caused me to believe that the documents incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented (in each case other than the financial statements, financial and accounting data and related schedules incorporated by reference or included therein or excluded therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, did not comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of other documents that were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

With respect to my opinion set forth in paragraph (ii) above relating to the nonassessability of the shares of capital stock of each Principal Subsidiary, I direct your attention to 215 Ill. Comp. Stat. 5/34.  Pursuant to this statute, the Director of Insurance of Illinois is empowered to require the board of directors of an Illinois stock insurance company to remove an impairment to such company’s capital by calling upon its shareholders ratably, if required, to make additional capital contributions.  If the shareholders fail to act to remove the impairment, the Director of Insurance may deem the company insolvent and commence appropriate proceedings, but may not require any shareholder to contribute additional capital or impose any liability on any shareholder other than through a sale of his or her shares as provided in the statute.

For the purposes of this opinion, “Time of Delivery” means the time(s) and date(s) of payment for the Shares by wire transfer to the order of the Company in immediately available funds at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036.

5

SCHEDULE VIII

Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(a)           They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board and the applicable published rules and regulations thereunder;

(b)           In their opinion, the financial statements and financial statement schedules, certain summary and selected consolidated financial and operating data, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited by them and included or incorporated by reference in the Time of Sale Prospectus, the Final Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and, they have performed a review in accordance with the procedures specified by The Public Company Accounting Oversight Board (“PCAOB”) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, of the unaudited consolidated interim financial statements, and any supplementary financial information and schedules, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, Final Prospectus, as amended or supplemented, or the Registration Statement, for the periods specified in such letter, and, as indicated in their report thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”);

(c)           On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim and annual financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus or Final Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(i)            the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows and certain summary and selected consolidated financial and operating data included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder and generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus;

1

(ii)           any other unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented;

(iii)          the unaudited financial statements which were not included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented but from which were derived any unaudited condensed financial statements referred to in clause (c)(i) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented and referred to in clause (c)(ii) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented;

(iv)          any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(v)  as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated debt, or any decreases in consolidated total investments or shareholder equity, or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Time of Sale Prospectus or the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi)  for the period from the date of the latest financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented to the specified date referred to in clause (c)(v) there were any decreases in consolidated premiums earned, consolidated net investment income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in such letter.

2

In addition to the examination referred to in their report(s) included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain procedures as specified in their letter, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such specified amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

3

SCHEDULE IX

Offering Restrictions

European Economic Area

United Kingdom

France

Italy

Hong Kong

Japan

Singapore

1